Execution Copy
FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT
THIS FIRST AMENDMENT TO AMENDED AND RESTATED REVOVLING CREDIT AND TERM LOAN AGREEMENT (“First Amendment”) is made as of this 30th day of June, 2014 by and among Rocket Fuel Inc. (“Borrower”), the Lenders (as defined below) party hereto and Comerica Bank, as administrative agent for the Lenders (in such capacity, “Agent”).
RECITALS
A.    Borrower has entered into that certain Amended and Restated Revolving Credit and Term Loan Agreement dated as of December 20, 2013 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”) with Agent, the financial institutions from time to time signatory thereto (collectively, the “Lenders” and each, individually, a “Lender”) and Silicon Valley Bank, as Syndication Agent, under which the Lenders extended (or committed to extend) credit to Borrower, as set forth therein.
B.    Borrower has requested that Agent and the Lenders make certain amendments to the Credit Agreement, and Agent and the Lenders are willing to do so, but only on the terms and conditions set forth in this First Amendment.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Borrower, Agent and the Lenders agree as follows:

1.	Section 1.1 of the Credit Agreement is hereby amended as follows:

(a)	The definition of “EBITDA” is hereby amended to add the following clause (viii) immediately after the comma at the end of existing clause (vii):

“plus (viii) payroll-related expenses incurred during the fiscal quarters ending June 30, 2014 and September 30, 2014 in connection with the exercise of employee stock options, in an aggregate amount not to exceed $1,000,000,”

(b)	The definition of “Letter of Credit Maximum Amount” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Letter of Credit Maximum Amount” shall mean Twelve Million Dollars ($12,000,000).

2.	Clause (i) of Section 7.9(a) is hereby amended and restated in its entirety as follows:

“(i)    Borrower shall maintain, as of the last day of each fiscal quarter, commencing with the fiscal quarter ending on June 30, 2014, EBITDA for the six months then ending of not less than the amount set forth below opposite the applicable fiscal quarter ending date:

Fiscal Quarter Ending	Amount
June 30, 2014	($9,100,000)
September 30, 2014	($10,000,000)
December 31, 2014	$10,000,000

3.	The reference to “$12,500,000” in Section 8.1(c) of the Credit Agreement is hereby deleted and replaced with “$25,000,000.”

4.
On or before July 7, 2014 (or such later date as agreed to by Agent), Borrower shall deliver or cause to be delivered to Agent a duly executed Account Control Agreement in connection with the deposit account maintained by Borrower at Silicon Valley Bank.

5.	This First Amendment shall become effective (according to the terms hereof) on the date that the following conditions have been satisfied (the “First Amendment Effective Date”):
(a)    Agent shall have received executed facsimile or email counterparts of this First Amendment in each case duly executed and delivered by Agent, the Lenders and Borrower, with originals following promptly thereafter; and
(b)    Borrower shall have paid to Agent all fees, costs and expenses, if any, owed to Agent and Lenders and accrued to the First Amendment Effective Date, in each case, as and to the extent required to be paid in accordance with the Loan Documents.

6.
Borrower hereby represents and warrants that, after giving effect to any amendments contained herein, (a) execution and delivery of this First Amendment and the performance by Borrower of its obligations under the Credit Agreement as amended hereby (herein, as so amended, the “Amended Credit Agreement”) are within its corporate powers, have been duly authorized, are not in contravention of law applicable to Borrower or the terms of its articles of incorporation or bylaws or articles of organization or operating agreement, and do not require the consent or approval of any governmental body, agency or authority, and the Amended Credit Agreement will constitute the valid and binding obligations of Borrower, enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, ERISA or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (b) the representations and warranties set forth in Section 6 of the Amended Credit Agreement are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty to the extent that it is already qualified or modified by materiality in the text thereof) on and as of the First Amendment Effective Date (except to the extent such representations specifically relate to an earlier date), and (c) on and as of the First Amendment Effective Date, after giving effect to this First Amendment, no Default or Event of Default shall have occurred and be continuing.

7.
Except as specifically set forth herein, this First Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement (including without limitation all conditions and requirements for Advances and any financial covenants), any of the Notes issued thereunder or any of the other Loan Documents. Nor shall this First Amendment constitute a waiver or release by Agent or the Lenders of any right, remedy, Default or Event of Default under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents. Furthermore, this First Amendment shall not affect in any manner whatsoever any rights or remedies of the Lenders or Agent with respect to any other non-compliance by Borrower or any Guarantor with the Credit Agreement or the other Loan Documents, whether in the nature of a Default or Event of Default, and whether now in existence or subsequently arising, and shall not apply to any other transaction. Borrower hereby confirms that each of the Collateral Documents continues in full force and effect and secures, among other things, all of its obligations, liabilities and indebtedness owing to Agent and the Lenders under the Credit Agreement and the other Loan Documents (where applicable, as amended herein).

8.
Borrower hereby reaffirms, confirms, ratifies and agrees to be bound by its covenants, agreements and obligations under the Amended Credit Agreement and each other Loan Document previously executed and delivered by it, or executed and delivered in accordance with this First Amendment. Each reference in the Credit Agreement to “this Agreement” or “the Credit Agreement” shall be deemed to refer to the Credit Agreement as amended by this First Amendment.

9.
Borrower hereby acknowledges and agrees that this First Amendment and the amendment contained herein do not constitute any course of dealing or other basis for altering any obligation of Borrower, any other Credit Party or any Guarantor or any rights, privilege or remedy of the Lenders under the Credit Agreement or any other Loan Document.

10.	Unless otherwise defined to the contrary herein, all capitalized terms used in this First Amendment shall have the meanings set forth in the Credit Agreement.

11.	This First Amendment may be executed in counterpart, in accordance with Section 13.9 of the Credit Agreement.

12.	This First Amendment shall be construed in accordance with and governed by the laws of the State of California (without giving effect to conflict of laws principles).
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IN WITNESS WHEREOF, Borrower, the Lenders and Agent have each caused this First Amendment to be executed by their respective duly authorized officers or agents, as applicable, all as of the date first set forth above.

COMERICA BANK, as Agent and a Lender

By:     /s/ Dennis Rapoport
Name: Dennis Rapoport
Title:     VP
SILICON VALLEY BANK, as a Lender

By:     /s/ Shawn Parry
Name: Shawn Parry
Title:     V.P.
CITY NATIONAL BANK, as a Lender

By:     /s/ Brian Lewis
Name: Brian Lewis
Title:     VP
ROCKET FUEL INC.

By:     /s/ J. Peter Bardwick
Name: J. Peter Bardwick
Title:     CFO

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